Exhibit 99.1

CB&I Reports Third Quarter 2011 Results

CB&I’s Quarterly New Awards and Net Income Hit Historic Highs

THE WOODLANDS, Texas--(BUSINESS WIRE)--October 25, 2011--CB&I (NYSE: CBI) today reported net income of $72.2 million, or $0.72 per diluted share, for the third quarter of 2011. Revenue for the quarter was $1.3 billion.

New awards for the third quarter exceeded $3.8 billion, including a $2.3 billion contract in Australia for the mechanical, electrical and instrumentation work on the Gorgon project; a $500 million contract for LNG storage tanks for an Australia LNG project; a project specification contract for the Arrow LNG project in Australia; and a $60 million storage tank contract in Saudi Arabia. Backlog as of September 30 was $9.3 billion, up from $6.9 billion at year-end 2010.

“I am pleased to report a very strong quarter on all fronts – strategically, operationally and financially,” said Philip K. Asherman, President and CEO. “CB&I is well positioned to capitalize on the increasing global demand for energy infrastructure, particularly in our LNG, gas processing and oil sands markets. Based on our financial strength, market momentum and operational performance, we are confident we will continue to meet expectations for the remainder of the year and into 2012.”

CB&I is adjusting its EPS guidance to $2.40 - $2.50. New Awards guidance is unchanged at $6.8 - $7.2 billion. Revenue guidance remains $4.3 - $4.7 billion.

In the first nine months of 2011, the company returned $115 million to shareholders, which included $100 million of stock repurchases and $15 million through the quarterly cash dividends. Cash and cash equivalents as of September 30 were $540 million.

Earnings Conference Call

CB&I will host a webcast on October 25 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com Investor Relations/Company Highlights.

About CB&I

CB&I (NYSE:CBI) engineers and constructs some of the world’s largest energy infrastructure projects. With premier process technology, proven EPC expertise, and unrivaled storage tank experience, CB&I executes projects from concept to completion. Safely. Reliably. Globally. For more information, visit www.CBI.com.

Forward-Looking Statement

This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2010, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010

Revenue	$1,255,344	$909,099	$3,295,320	$2,694,467

Cost of revenue	1,108,532	789,231	2,871,699	2,332,016

Gross profit	146,812	119,868	423,621	362,451
% of Revenue	11.7%	13.2%	12.9%	13.5%
Selling and administrative expense	49,749	43,365	155,889	140,955
% of Revenue	4.0%	4.8%	4.7%	5.2%
Intangibles amortization	6,409	5,832	19,073	17,592
Other operating expense (income), net	614	(708)	(230)	144
Equity earnings	(2,688)	(6,687)	(7,238)	(13,729)

Income from operations	92,728	78,066	256,127	217,489
% of Revenue	7.4%	8.6%	7.8%	8.1%
Interest expense	(1,105)	(5,739)	(7,700)	(12,538)
Interest income	2,381	1,272	5,496	3,563

Income before taxes	94,004	73,599	253,923	208,514

Income tax expense	(22,601)	(19,918)	(69,253)	(61,044)

Net income	71,403	53,681	184,670	147,470

Less: Net loss (income) attributable to noncontrolling interests	761	(1,837)	(106)	(6,108)

Net income attributable to CB&I	$72,164	$51,844	$184,564	$141,362

Net income attributable to CB&I per share:
Basic	$0.74	$0.53	$1.88	$1.44
Diluted	$0.72	$0.52	$1.84	$1.41

Weighted average shares outstanding:
Basic	97,772	97,675	98,251	98,448
Diluted	99,814	99,756	100,271	100,445

Cash dividends on shares:
Amount	$4,921	$-	$14,841	$-
Per Share	$0.05	$-	$0.15	$-

CHICAGO BRIDGE & IRON COMPANY N.V.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011		2010		2011		2010

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
CB&I Steel Plate Structures	$3,135,692	82%	$465,050	52%	$3,797,777	63%	$939,131	40%
CB&I Lummus	499,046	13%	337,985	38%	1,853,137	31%	1,157,722	49%
Lummus Technology	173,418	5%	90,097	10%	384,394	6%	272,314	11%
Total	$3,808,156		$893,132		$6,035,308		$2,369,167

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
CB&I Steel Plate Structures	$511,376	41%	$348,662	38%	$1,336,441	40%	$1,043,831	39%
CB&I Lummus	630,010	50%	471,075	52%	1,636,227	50%	1,443,024	53%
Lummus Technology	113,958	9%	89,362	10%	322,652	10%	207,612	8%
Total	$1,255,344		$909,099		$3,295,320		$2,694,467

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
CB&I Steel Plate Structures	$43,284	8.5%	$31,902	9.1%	$127,697	9.6%	$96,540	9.2%
CB&I Lummus	22,601	3.6%	19,680	4.2%	62,092	3.8%	64,232	4.5%
Lummus Technology	26,843	23.6%	26,484	29.6%	66,338	20.6%	56,717	27.3%
Total	$92,728	7.4%	$78,066	8.6%	$256,127	7.8%	$217,489	8.1%

* New awards represents the value of new project commitments received by the Company during a given period.

	CHICAGO BRIDGE & IRON COMPANY N.V.
	CONDENSED CONSOLIDATED BALANCE SHEETS
	(in thousands)

		September 30,	December 31,
		2011	2010
	ASSETS

	Current assets	$1,583,734	$1,206,648
	Equity investments	94,170	92,400
	Property and equipment, net	264,547	290,206
	Goodwill and other intangibles, net	1,132,941	1,154,256
	Other non-current assets	145,266	166,024

	Total assets	$3,220,658	$2,909,534

	LIABILITIES AND SHAREHOLDERS' EQUITY

	Notes payable	$-	$334
	Current maturity of long-term debt	40,000	40,000
	Other current liabilities	1,630,873	1,400,299
	Long-term debt	40,000	40,000
	Other non-current liabilities	321,767	345,056

	Shareholders' equity	1,188,018	1,083,845

	Total liabilities and shareholders' equity	$3,220,658	$2,909,534

	CHICAGO BRIDGE & IRON COMPANY N.V.
	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
	(in thousands)

		Nine Months
		Ended September 30,
		2011	2010
	CASH FLOWS

	Cash flows from operating activities	$189,126	$87,219
	Cash flows from investing activities	(16,059)	(14,200)
	Cash flows from financing activities	(98,591)	(48,554)
	Effect of exchange rate changes on cash	(16,315)	10,406

	Increase in cash and cash equivalents	58,161	34,871
	Cash and cash equivalents, beginning of the year	481,738	326,000
	Cash and cash equivalents, end of the period	$539,899	$360,871

	OTHER FINANCIAL DATA

	(Increase) decrease in receivables, net	$(220,656)	$71,027
	Change in contracts in progress, net	(15,665)	(85,853)
	Increase (decrease) in accounts payable	148,185	(115,443)
	Change in contract capital	$(88,136)	$(130,269)

	Depreciation and amortization	$52,037	$55,734
	Capital expenditures	$23,822	$16,386

	Backlog *	$9,272,683	$6,880,083

*	Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Media: Jan Sieving, +1 832 513 1111
or
Investors: Christi Thoms, +1 832 513 1200